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EXHIBIT 99(b)


                               HECHINGER COMPANY
                          CONSOLIDATED BALANCE SHEETS
                        (in thousands except share data)


                                                               (unaudited)
                                                              JULY 30, 1994         Jan. 29, 1994
                                                              -------------         -------------
ASSETS

CURRENT ASSETS
Cash and cash equivalents                                    $       26,193         $      19,675
Marketable securities at fair value                                  70,507               150,989
Merchandise inventories                                             476,801               400,366
Other current assets                                                 69,315                50,200
                                                              -------------         -------------

Total Current Assets                                                642,816               621,230



PROPERTY, FURNITURE AND EQUIPMENT, NET                              542,198               482,503



COST IN EXCESS OF NET ASSETS ACQUIRED, NET                           56,259                57,098



LEASEHOLD ACQUISITION COSTS, NET                                     53,673                54,812



OTHER ASSETS                                                         12,370                13,599
                                                              -------------         -------------

TOTAL ASSETS                                                 $    1,307,316         $   1,229,242
                                                             ==============         =============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses                        $      336,207         $     291,182
Income taxes payable                                                  8,980                   -
Current portion of long-term debt and capital lease
obligations                                                           3,214                 3,068
                                                              -------------         -------------

Total Current Liabilities                                           348,401               294,250

LONG-TERM DEBT                                                      385,596               386,116
CAPITAL LEASE OBLIGATIONS                                            19,546                21,757
DEFERRED RENT                                                        27,977                28,493
DEFERRED INCOME TAXES                                                 6,037                 4,759

STOCKHOLDERS' EQUITY
Class A common stock, $.10 par value, authorized
50,000,000 shares; issued 30,715,471 and 28,812,090                   3,072                 2,881
Class B common stock, $.10 par value, authorized
30,000,000 shares; issued 11,590,519 and 13,312,356                   1,159                 1,331
Additional paid-in capital                                          238,072               236,543
Retained earnings                                                   279,707               256,836
Unearned compensation                                                (1,901)               (2,201)
Less treasury stock at cost, 6,706 and 92,769
Class A common shares and 14,497 and 14,497
Class B common shares                                                  (350)               (1,523)
                                                              -------------         -------------

TOTAL STOCKHOLDERS' EQUITY                                          519,759               493,867
                                                              -------------         -------------

TOTAL LIABILITIES AND STOCKHOLDERS'EQUITY                    $    1,307,316         $   1,229,242
                                                             ==============         =============

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See notes to consolidated financial statements.


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